EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 29, 2015, relating to the financial statements of First Federal of Northern Michigan Employees' Savings and Profit Sharing Plan (Registration No. 333-162801), as of December 31, 2014, which appear in the December 31, 2014 Annual Report on Form 11-K of First Federal of Northern Michigan Employees' Savings and Profit Sharing Plan.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
June 29, 2015